Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	KVH Industries, Inc. Peter Rendall 401-847-3327 prendall@kvh.com	FTI Consulting Christine Mohrmann 212-850-5600
KVH Industries Reports Fourth Quarter and Full Year 2015 Results

•	Record revenue of $54.0 million for the fourth quarter, up 7% from a year ago

•	GAAP EPS of $0.26 and record non-GAAP EPS of $0.43 for the fourth quarter

MIDDLETOWN, RI, March 10, 2016 — KVH Industries, Inc., (Nasdaq: KVHI) reported financial results for the fourth quarter and fiscal year that ended December 31, 2015 today. The company will hold a conference call to discuss these results at 10:30 a.m. ET today, which can be accessed at investors.kvh.com. Following the call, a replay of the webcast will be available through the company’s website.
Highlights

•	Successful launch of the mini-VSAT Broadbandsm 2.0 service

•	Record quarterly TACNAV® revenues of $12 million

•	Overall gross profit margin of 48%

•	VSAT airtime margins of 36% compared to 33% in the prior year period
“I’m pleased to report another record revenue quarter,” said Martin Kits van Heyningen, KVH’s chief executive officer. “With a strong contribution from TACNAV and solid VSAT unit shipments we had a very strong quarter for product shipments. I’m also pleased with the positive reaction from customers of our new mini-VSAT Broadband 2.0 service, which we launched at the beginning of the fourth quarter. The quarter, however, was not without challenges. Throughout 2015, we saw a steady stream of offshore oil and gas services vessels being laid up, and that trend continued into the fourth quarter. While other sectors, like commercial shipping and leisure, remained strong during the quarter, the reduction in vessel count from the oil and gas sector resulted in lower than expected year-over-year growth for VSAT airtime.”

Financial Highlights (in millions, except per share data)

	Quarter Ended		Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
GAAP Results
Revenue	$54.0	$50.4	$184.6	$172.6
Net income	$4.1	$1.0	$2.3	$0.0
Net income per share	$0.26	$0.06	$0.14	$0.0
Non-GAAP Results
Net income	$6.8	$4.5	$11.6	$9.5
Net income per share	$0.43	$0.29	$0.73	$0.62
Adjusted EBITDA	$9.7	$7.4	$21.2	$18.2
For more information regarding our non-GAAP financial measures, see the tables at the end of this release.
Fourth Quarter Financial Summary
Revenue was $54.0 million for the fourth quarter, an increase of 7% compared to the fourth quarter of 2014. Fourth quarter product revenues of $27.2 million were 8% higher than the prior year quarter, primarily driven by an 18% year-over-year increase in guidance and stabilization hardware sales. The fourth quarter was particularly strong for TACNAV shipments. Service revenues in the fourth quarter were $26.8 million, an increase of 6% compared to the fourth quarter of 2014. Airtime service revenues, which include mini-VSAT Broadband airtime revenues, were up 4% year-over-year. Content and services revenues, which include Videotel™ entertainment and e-Learning and safety content, were up 13% in the fourth quarter of 2015 compared to the fourth quarter of 2014.
For the fourth quarter, net income on a GAAP basis was $4.1 million, or $0.26 per diluted share, while non-GAAP net income was $6.8 million, or $0.43 per diluted share. During the same period last year, the company reported GAAP net income of $1.0 million, or $0.06 per diluted share, and non-GAAP net income of $4.5 million, or $0.29 per diluted share.
Non-GAAP adjusted EBITDA was $9.7 million for the fourth quarter of 2015 compared to $7.4 million in the prior year quarter. Included in non-GAAP adjusted EBITDA was $1.4 million related to the amortization of intangible assets for each of the three months ended December 31, 2015 and 2014.
Full Year Financial Summary
For the year ended December 31, 2015, revenue was $184.6 million, an increase of 7% compared to the year ended December 31, 2014. Product revenues of $76.2 million in 2015 were 6% lower than in 2014, which was driven primarily by a 13% decrease in guidance and stabilization product revenues year-over-year. Service revenues in 2015 were $108.4 million, an increase of 19%, compared to 2014. Airtime service revenues in 2015 increased 6% year-over-year while content and services revenues increased 44%, reflecting the full year of contribution from Videotel.

The company reported GAAP net income of $2.3 million for the year ended December 31, 2015, or $0.14 per diluted share. Non-GAAP net income was $11.6 million, or $0.73 per diluted share. In 2014, the company reported GAAP net income of $0.0 million, or $0.00 per diluted share, and non-GAAP net income of $9.5 million, or $0.62 per diluted share. The non-GAAP adjusted EBITDA for 2015 was $21.2 million compared to $18.2 million in 2014.
Speaking about the company’s financial performance, Peter Rendall, KVH’s chief financial officer, said, “We were pleased with our overall financial performance in the fourth quarter, recording in the middle to high end of our previous guidance ranges for revenue, GAAP EPS, and non-GAAP EPS. While our revenues grew 7% year-over-year, our gross profit increased by 15%, primarily driven by a strong TACNAV quarter. Overall our gross profit margin for the quarter of 48% compared favorably to the 45% we generated in the fourth quarter of 2014.”
First Quarter 2016 and Full Year 2016 Outlook
Overall, KVH generally expects continued revenue growth and improving profitability as we progress throughout the year. Similar to 2014 and 2015, TACNAV defense orders are scheduled to be delivered late in 2016 resulting in a revenue pattern that we anticipate will be skewed towards the second half of the year. We expect solid growth in both our marine VSAT and defense businesses. A portion of our revenues and costs are denominated in foreign currencies. Significant changes to currency exchange rates, particularly between the U.S. dollar and the pound sterling, may have a material impact on our revenues and earnings. Based on these factors, our guidance for the first quarter of 2016 and the full year is as follows:

•	Revenue for the full year is projected to be in the range of $190 million to $210 million.

•
For the full year, GAAP net income is projected to be in the range of $2.0 million to $6.7 million, and non-GAAP adjusted EBITDA is projected to be in the range of $21.0 million to $28.0 million. GAAP EPS for the full year is projected to be in the range of $0.12 to $0.42. Non-GAAP EPS for the full year is projected to be in the range of $0.66 to $0.96.

•	Revenue for the first quarter is projected to be in the range of $41 million to $44 million.

•
For the first quarter, GAAP net loss is projected to be in the range of $(2.9) million to $(2.1) million, and non-GAAP adjusted EBITDA is projected to be in the range of $0.0 million to $1.0 million. GAAP net loss per share for the first quarter is projected to be in the range of $(0.18) to $(0.13). Non-GAAP net (loss) income per share for the first quarter is projected to be in the range of $(0.04) to $0.01.

Other Recent Announcements

•	KVH announced that its Videotel training solutions are now used on more than 12,000 vessels worldwide and that they had reached the milestone of having recorded more than 10 million training events.

•	KVH doubled its satellite network capacity to support customer demand in the North Atlantic and Hudson Bay, and increased capacity by 33% across the North Sea and the Mediterranean.

•
KVH introduced two GEO-FOG 3D inertial navigation systems that are designed to deliver continuous, highly accurate position, navigation, and control information for a wide variety of platforms, even when GPS is unavailable.

•	KVH announced that they recently shipped their 200,000th mobile satellite antenna, setting a milestone in the mobile satellite marketplace.

•	KVH announced that Singapore-based ship management company, Byzantine Maritime Gas, had chosen them for its global connectivity and network management solution.

Please review the corresponding press releases for more details regarding these developments.
Conference Call Details
KVH Industries will host a conference call today at 10:30 a.m. ET through the company’s website. The conference call can be accessed at investors.kvh.com and listeners are welcome to submit questions pertaining to the earnings release and conference call to ir@kvh.com. The audio archive will also be available on the company website within three hours of the completion of the call.
Non-GAAP Financial Measures
KVH provided non-GAAP financial information, including non-GAAP net income (loss), non-GAAP diluted net income (loss) per share, and non-GAAP adjusted EBITDA, as a supplement to the condensed financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing financial results to assess operational performance and liquidity. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. KVH believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing performance and when planning, forecasting, and analyzing future periods. KVH believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics used in making operating decisions and because its investors and analysts use them to help assess the health of its business.

Some limitations of non-GAAP adjusted EBITDA, non-GAAP net income (loss), and non-GAAP diluted net income (loss) per share, include the following:

•
Non-GAAP adjusted EBITDA represents net income (loss) before interest income, interest expense, taxes, depreciation, amortization, stock-based compensation, legal settlement costs, acquisition-related expenses, and adjustments resulting from the application of purchase accounting in connection with acquisitions.

•
Non-GAAP net income (loss) and diluted net income (loss) per share exclude legal settlement costs, acquisition-related expenses, adjustments resulting from the application of purchase accounting in connection with acquisitions, adjustments related to stock-based compensation and intangible amortization, all net of tax, and also excludes any discrete tax items.

Other companies, including companies in KVH’s industry, may calculate these non-GAAP financial measures differently or not at all, which will reduce their usefulness as a comparative measure.
Because of these limitations, investors should consider these non-GAAP financial measures together with other financial performance measures, including net income (loss), diluted net income (loss) per share, and KVH’s other financial results presented in accordance with GAAP. See the GAAP to non-GAAP reconciliations below for further details.
About KVH Industries, Inc.
KVH Industries is a leading manufacturer of solutions that provide global high-speed Internet, television, and voice services via satellite to mobile users at sea and on land and is a leading news, music, entertainment, and training content provider to many industries including maritime, retail, and leisure. KVH Industries is also a premier manufacturer of high-performance sensors and integrated inertial systems for defense and commercial guidance and stabilization applications. KVH is based in Middletown, RI, with research, development, and manufacturing operations in Middletown, RI, and Tinley Park, IL. The company’s global presence includes offices in Belgium, Brazil, Cyprus, Denmark, Hong Kong, Japan, the Netherlands, Norway, Singapore, and the United Kingdom.
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This press release contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding our financial goals for future periods, our anticipated revenue sales pipeline, backlog, competitive positioning, profitability, and product orders. The actual results could differ materially from the statements made in this press release. Factors that might cause these differences include, but are not limited to: potential reduced sales to companies in or dependent upon the turbulent oil and gas industry; continued substantial fluctuations in military sales, including to foreign customers; the unpredictability of defense budget priorities as well as the order timing, purchasing schedules, and priorities for defense products, including possible order cancellations; the uncertain impact of potential budget cuts by government customers; continued adverse impacts of currency fluctuations; the impact of extended economic weakness on the sale and use of motor vehicles and marine vessels; the need to increase sales of the TracPhone® V-IP series products and related services to improve airtime gross margins; the need for, or delays in, qualification of products to customer or regulatory standards; unanticipated declines or changes in customer demand, due to economic, seasonal, and other factors, particularly with respect to the TracPhone V-IP series, including with respect to new pricing models; recent increases in airtime termination rates and lower unit sales in our mobile business; increased price and service competition in the mobile communications market; exposure for potential intellectual property infringement; potential additional litigation expenses; fluctuations in interest rates; potential changes in tax and accounting requirements or assessments, including management’s assessment of the probability and effect of future events; stock price volatility; and export restrictions, delays in procuring export licenses, and other international risks. These and other factors are discussed in more detail in KVH’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2015. Copies are available through its Investor Relations department and website, http://investors.kvh.com. KVH does not assume any obligation to update its forward-looking statements to reflect new information and developments.
KVH Industries, Inc., has used, registered, or applied to register its trademarks in the USA and other countries around the world, including the following marks: KVH, KVH logo, Azimuth, TracVision, TracPhone, Tri-Americas, CommBox, TACNAV, IP-MobileCast, Videotel, Sailcomp, mini-VSAT Broadband and the mini-VSAT Broadband logo, E·Core, Crewtoo, Muzo, and the banded, dome-shaped housing of its satellite antennas. Other trademarks are the property of their respective companies.
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KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Sale:
Product	$27,259	$25,276	$76,213	$81,143
Service	26,760	25,158	108,421	91,448
Net sales	54,019	50,434	184,634	172,591
Costs and expenses:
Costs of product sales	14,627	14,664	47,404	48,843
Costs of service sales	13,409	13,203	54,816	50,301
Research and development	3,335	3,269	14,039	14,101
Sales, marketing and support	11,463	9,724	35,714	32,976
General and administrative	6,017	7,148	29,453	24,448
Total costs and expenses	48,851	48,008	181,426	170,669
Income from operations	5,168	2,426	3,208	1,922
Interest income	125	157	546	738
Interest expense	363	426	1,460	1,296
Other (expense) income, net	(282)	31	372	(39)
Income before income tax expense	4,648	2,188	2,666	1,325
Income tax expense	547	1,230	413	1,284
Net income	$4,101	$958	$2,253	$41
Net income per common share:
Basic	$0.26	$0.06	$0.14	$0.00
Diluted	$0.26	$0.06	$0.14	$0.00
Weighted average number of common shares outstanding:
Basic	15,673	15,480	15,625	15,420
Diluted	15,788	15,639	15,834	15,605
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KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	December 31, 2015	December 31, 2014
ASSETS
Cash, cash equivalents and marketable securities	$45,338	$49,802
Accounts receivable, net	43,895	39,936
Inventories	21,589	17,424
Other current assets	4,271	2,953
Deferred income tax asset	—	2,772
Total current assets	115,093	112,887
Property and equipment, net	39,900	41,696
Goodwill	36,747	40,454
Intangible assets, net	26,755	33,641
Other non-current assets	3,096	4,469
Non-current deferred income tax asset	4,686	2,690
Total assets	$226,277	$235,837
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$30,959	$33,708
Deferred revenue	5,962	7,791
Current portion of long-term debt	6,638	6,188
Total current liabilities	43,559	47,687
Other long-term liabilities	1,391	1,459
Non-current deferred income tax liability	5,097	5,464
Long-term debt, excluding current portion	58,054	64,687
Stockholders’ equity	118,176	116,540
Total liabilities and stockholders’ equity	$226,277	$235,837
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KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP
ADJUSTED NET INCOME
(in thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income - GAAP	$4,101	$958	$2,253	$41
Amortization of intangibles	1,355	1,418	5,525	3,859
Stock-based compensation expense, net of tax	595	657	2,464	2,496
Discrete tax expense, net (a)	235	855	314	878
Acquisition-related compensation	183	406	764	406
Legal settlement costs	297	—	297	—
Transaction costs related to business acquisition, net of tax	—	—	—	1,195
Acquisition-related revenue adjustments, net of tax	—	183	—	602
Net income - Non-GAAP	$6,766	$4,477	$11,617	$9,477

Net income per common share - Non-GAAP:
Basic	$0.43	$0.29	$0.74	$0.62
Diluted	$0.43	$0.29	$0.73	$0.62
Note - The impact of the change in the deferred income tax asset valuation allowance on the number of diluted shares outstanding did not alter the diluted net income per common share result presented for both periods. As a result, the inconsequential impact to the diluted share number has not been included.

(a)	Represents a change in the valuation allowance on a state research and development tax credit and uncertain tax position adjustments.

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KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP
EBITDA AND NON-GAAP ADJUSTED EBITDA
(in thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income - GAAP	$4,101	$958	$2,253	$41
Income tax expense	547	1,230	413	1,284
Interest expense (income), net	238	269	914	558
Depreciation and amortization (a)	3,247	3,313	12,674	9,987
EBITDA - Non-GAAP	8,133	5,770	16,254	11,870
Stock-based compensation expense	902	996	3,734	3,782
Legal settlement costs	450	—	450	—
Transaction costs related to business acquisition	—	—	—	1,228
Acquisition-related revenue adjustments	—	277	—	912
Acquisition-related compensation	183	406	764	406
Adjusted EBITDA - Non-GAAP	$9,668	$7,449	$21,202	$18,198

(a)	Includes amortization of intangible assets resulting from acquisitions.
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KVH INDUSTRIES, INC. AND SUBSIDIARIES
NON-GAAP EPS GUIDANCE
(unaudited)

	First Quarter Fiscal 2016 (Projected)	Full Year Fiscal 2016 (Projected)
GAAP net (loss) income per common share	$(0.18) - $(0.13)	$0.12 - $0.42

Estimated amortization (a)	$0.09	$0.36
Estimated stock-based compensation expense, net of tax	$0.04	$0.15
Acquisition-related compensation	$0.01	$0.03

Non-GAAP net (loss) income per common share	$(0.04) - $0.01	$0.66 - $0.96

(a)	Reflects amortization of intangible assets resulting from acquisitions.
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KVH INDUSTRIES, INC. AND SUBSIDIARIES
NON-GAAP ADJUSTED EBITDA GUIDANCE
(in millions, unaudited)

	First Quarter Fiscal 2016 (Projected)	Full Year Fiscal 2016 (Projected)
GAAP net (loss) income	$(2.9) - $(2.1)	$2.0 - $6.7

Estimated income tax (benefit) expense	$(1.6) - $(1.4)	$1.1 - $3.4
Estimated interest expense (income), net	$0.2	$0.8
Estimated depreciation and amortization (a)	$3.2	$12.6
Estimated stock-based compensation expense	$0.9	$3.7
Acquisition-related compensation	$0.2	$0.8

Non-GAAP Adjusted EBITDA	$0.0 - $1.0	$21.0 - $28.0

(a)	Reflects amortization of intangible assets resulting from acquisitions and depreciation of fixed assets.
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